UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 15, 2011
NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     On February 15, 2011 NCI Building Systems, Inc. (the “Company”) sent a notice to its directors and executive officers informing them of a temporary suspension of contributions to or transfers from another fund into the NCI Stock Fund within the NCI 401(k) Profit Sharing Plan (the “Plan”). This temporary suspension has been imposed due to the belief that purchases of the Company’s common stock through the NCI Stock Fund in the Plan may have exceeded the number of shares that have been registered with the Securities and Exchange Commission. As a consequence, directors and executive officers of the Company will be subject to certain trading restrictions for the duration of this temporary suspension. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The class of equity securities subject to the blackout period is the Company’s common stock, $0.01 par value per share. The blackout period is scheduled to begin on February 15, 2011 and will end when contributions to or transfers from another fund into the NCI Stock Fund can resume. The Company intends to file a registration statement on Form S-8 to register shares of common stock for future transaction in the Plan as soon as practicable. During the blackout period, however, directors and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Company common stock or derivative security with respect to Company common stock acquired in connection with their service or employment as a director or executive officer of the Company, subject to certain limited exceptions.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
99.1	Blackout Notice dated February 15, 2011, as provided to directors and executive officers of NCI Building Systems, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel and Secretary

Dated: February 15, 2011